Exhibit 11.1
PERSONAL ACCOUNT DEALING POLICY – Deutsche Bank Group
1.Scope
This policy sets the minimum standards regarding the controls and prohibitions of personal trading activity and applies to all Employees for the duration of their employment, and to Contingent
Worker Resources (CWRs) for the duration of their engagement, including if they are on leave.
Information regarding relevant minimum control standards can be found in the Compliance Risk Type
Guidelines – Global (https://dbpp.intranet.db.com/).
Employees will not be compensated for any financial disadvantage or loss arising from the application of this policy nor can they hold DB Group liable.
Violations will be issued to Employees if they fail to adhere to the requirements set out in this policy.
Employees who receive a violation could be subject to a Red Flag. More information can be found on the Red Flags SharePoint site (https://dbpp.intranet.db.com/).
This policy is supplemented by, and must be read in conjunction with, the Personal Account Dealing
Procedure (https://dbpp.intranet.db.com/).
Country specific additional requirements or deviations are found in the Annexes. Capitalised terms have the meaning ascribed to them in the Glossary.
2.Requirements for All Employees
2.1.Investment Restrictions for all Employees
Employees must:
—comply with all applicable trading restrictions imposed by Employee Compliance.
Specially, Employees are prohibited from:
otrading DB/DWS Shares during a restricted period as outlined here, otrading derivatives of DB Group underliers (e.g., DB Shares and DWS Shares), otrading non-DB Group derivatives, unless the transaction is for a legitimate, risk proportionate hedging strategy, and the Employee is fully covered by holding the physical asset,
otrading ahead of or in tandem with customer or DB Group orders or research
(‘front-running’) or trading in unison with or immediately after customer or DB
Group orders (‘piggy-backing’),
oundertaking trading strategies including moving in and out of the market to take advantage of short-term changes in prices (‘market timing strategies’), oselling financial instruments that are not owned in the expectation that falling prices will enable them to be bought at a profit before they have to be delivered
(‘short positions’),
ospeculation that involves placing a bet on the price movement of a financial instrument or a market (‘financial spread-betting’) and binary options,
oentering a speculative financial derivative product that pays the difference in settlement price between the opening and closing of a trade (‘contract for difference’),
oundertaking a fast-paced financial strategy to buy and sell securities within the same trading day, typically in an attempt to profit from small price fluctuations
(‘day trading’),
ojoint or co-ordinated decisions to invest between Employees, oforming or joining a group of people, company or similar with the purpose of pooling money and investing based on group investment decisions (‘investment clubs’),
oplacing orders to buy or sell a security at a specified price that remains active until it is either rescinded by the investor or the trade is executed (‘good till cancelled orders’) for any instruments requiring preclearance,
oestablishing or maintaining regular savings plans in financial instruments that require preclearance,
otemporarily receiving a financial instrument with the intention of giving it back after a period of time in exchange of an interest rate (‘stock borrowing’), oloaning shares of financial instruments to a borrower (‘stock lending’), otaking a hedging position against DB Shares or DWS Shares or issued products (or related products).
― ensure that these investment restrictions are adhere to across all of their or their Related
Parties trading accounts, and
― ensure that their Related Parties follow the restrictions applicable to the Employee.
2.1.1.Confidential Information and Inside Information
Employees must:
—not transact in any financial instrument of any issuer while in the possession of Inside
Information or Client or third-party Confidential Information and certain types of DB
Confidential Information, (e.g., where a DB Restricted List is created), whether the information was obtained by way of their DB employment or otherwise.
Employees must:
—ensure that their Related Parties follow the restrictions applicable to the Employee.
2.1.2.Conflicts of Interests
Employees must:
—not execute Personal Transactions based on any information gained by the Employee as a result of their DB roles and responsibilities. This includes, but is not limited to, any activity that the Employee is involved in as part of their role at DB, any information gained by way of coverage of existing or prospective clients and any DB Group trading positions or research.
Employees must:
—ensure that their Related Parties follow the restrictions applicable to the Employee.
2.2.Policy Exceptions:
Employees must:
— submit any requests for exceptions to this policy to the Global Head of Employee
Compliance (or Employee Conflicts as applicable) for consideration.
2.3.Attestation
Employees must:
—complete an Initial Attestation within 30 calendar days of being assigned an Initial Attestation
Task.
― complete any further attestations and/or confirm the ongoing adherence to the obligations set out in this policy within the timeframe notified to them by Compliance.
2.4.Employee’s Related Parties
Employees must:
— inform Related Parties of the requirements set out in this policy (including any subsequent changes) and ensure compliance with this policy and procedure.
2.5.DB Sponsors of CWRs:
DB Sponsors of CWRs must:
—familiarise themselves with the requirements of this policy,
—instruct their CWRs that it applies to them, and
—exercise their supervisory duties accordingly.
2.6.Private Investment Transactions (PITs):
Employees must:
—disclose existing PITs via the Employee Conflicts Disclosure System over which they, or their Related Parties, have influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a PIT (“beneficial ownership”), whether held in their own name or the name of another person/entity.
—preclear new PITs via the Employee Conflicts Disclosure System over which they, or their
Related Parties, have exerted influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a PIT (“beneficial ownership”), whether held in their own name or the name of another person/entity, prior to:
oinstruction or execution of the PIT,
oadditional investment into an existing PIT, or
omodification of an existing PIT,
—execute the PIT within 30 calendar days of approval as notified by via the Employee
Conflicts Disclosure System or within such time period as specified by Employee Conflicts,
—obtain prior preclearance from Employee Conflicts if an extension is necessary,
—provide Employee Conflicts any requested evidence within the timeframe notified by them, and
—ensure that their Related Parties follow the restrictions applicable to the Employee.
2.6.1.PIT Holding Period:
Employees must:
—hold any PIT involving a financial instrument that requires preclearance for a minimum of 30 calendar days on a ‘last in first out (‘LIFO’) basis.
—ensure that their Related Parties follow the restrictions applicable to the Employee.
2.6.2.Declined PITs:
Employees must:
—initiate the exit of the PIT within the timeframe notified to them by Employee Conflicts; and
—provide written evidence of the termination to Employee Conflicts in all cases where the PIT has been declined by Employee Conflicts.
—ensure that their Related Parties follow the restrictions applicable to the Employee.
3.Further Requirements for Covered Employees
3.1.Employee Compliance Disclosure Systems
Employees who are classified as ‘full personal account dealing applicable: yes‘ In their ETRA profile
(‘covered Employees’) must:
— submit all disclosures and pre-clearance requests that are required under this policy, unless notified otherwise, via the Employee Compliance Disclosure Systems.
3.2.Trading Account Disclosure Requirements
Employees who are classified as ‘full personal account dealing applicable: yes‘ in their ETRA profile
(‘covered Employees’) must:
—disclose any self-directed and/or third party managed trading accounts (including any individual sub-account and those that are empty/dormant) that have the ability to hold or execute a personal transaction in financial instruments over which they or their Related
Parties have influence or control, any trading authority or investment discretion, as well as those over which they or their Related Parties have the opportunity to directly or indirectly profit from a Personal Transaction (‘beneficial ownership’), whether held in their own name or the name of another person/entity, within 30 calendar days of:
obeing assigned an ‘initial attestation’,
oopening a trading account,
oa trading account becoming a disclosable account per this policy (e.g., following marriage).
—ensure that their Related Parties follow the restrictions applicable to the Employee
3.2.1.Third Party Managed Accounts
Employees who are classified as ‘full personal account dealing applicable: yes‘ in their ETRA profile
(‘covered Employees’) must:
― provide documentation upon request within the timeframe set by Compliance to evidence that third party managed accounts are managed on fully discretionary basis and all decisions and activities are carried out by a professional account manager/broker based on a documented agreement and cannot be directly or indirectly influenced or controlled with regard to transactions or investment decisions by themselves, their Related Parties, or
Family Members
― ensure that their Related Parties follow the restrictions applicable to the Employee
3.2.2.Account Transaction Details
Employees who are classified as ‘full personal account dealing applicable: yes‘ in their ETRA profile
(‘covered Employees’) must:
—provide details on personal transactions (e.g., trade confirmations and statements) or any other supporting documentation of their disclosable trading accounts as instructed by Employee
Compliance, regardless of whether transactions were executed.
—ensure that their Related Parties follow the restrictions applicable to the Employee
3.2.3.Trading Accounts that don’t require disclosure:
Employees who are classified as ‘full personal account dealing applicable: ‘yes‘ in their ETRA profile
(‘covered Employees’) must:
― take note that the following accounts do not require disclosure:
oTrading Accounts that are restricted only to holding or transacting in financial instruments which do not require preclearance as defined in the first paragraph of section 3.4
“Preclearance Exemptions”
oTrading Accounts that can only hold investments from a pre-defined selection of funds where Employees make no investment decisions other than to select a risk appetite or percentage allocation (e.g., employer pension schemes, college savings accounts, insurance policy accounts, dbZeitinvest scheme)
oAccounts that are restricted only to hold cash or cash equivalents (e.g., checking, savings and current accounts that cannot hold financial instruments, premium bonds, certificates of deposit, bank deposit programmes).
3.3.Preclearance Requirements
Employees who are classified as ‘full personal account dealing applicable: ‘yes‘ in their ETRA profile
(‘covered Employees’) must:
― seek preclearance approval for all personal transactions over which they, or their Related
Parties, have exerted influence or control, any trading authority, investment discretion or have other beneficial ownership prior to:
oinstruction or execution of a personal transaction,
oadditional investment into an existing holding,
omodification of an existing holding.
― execute personal transactions within the time period stated on the approval notification from Compliance.
― ensure that their Related Parties follow the restrictions applicable to the Employee
For preclearance exceptions, please refer to section 3.4.
3.4.Preclearance Exemptions
Employees who are classified as ‘full personal account dealing applicable: yes‘ in their ETRA profile
(‘covered Employees’) must:
—take note that preclearance requirements are not applicable to any Personal Transactions on the financial instruments listed below, including any derivatives and any other financial instruments referencing the below:
ocash or cash equivalents
oOpen End Mutual Funds
oBroad Based exchange traded products (Broad Based ETPs) (excluding Covered
Employees in Research and any Employee notified as being in scope of the Registered
Investment Advisor Code of Ethics - DBSI US - Markets Research (‘access persons’)
who must seek preclearance)
ogovernment bonds issued by G20 countries
odigital currency/cryptocurrency
oforeign exchange (FX) (excluding covered Employees working in FX who must refer to section 3.8)
oexchange traded commodities (ETC)
ostructured products based on an index or financial instruments based on an index ophysical commodities
—take note that preclearance requirements are not applicable to any Personal Transactions in:
odisclosed third-party managed accounts
—take note that preclearance requirements are not applicable to any Personal
Transactions where there are:
oTransfers between the Covered Employee’s and Related Parties’ disclosed Trading
Accounts
—take note that preclearance requirements are not applicable to the receipt of shares by way of:
oDividend reinvestment plans (DRIPs)
oEmployer share purchase plans (e.g., DB Group Plans, including ‘Global Share
Purchase Plan’ and ‘Employee Share Ownership Plan’
oCompensation awards
oInheritance
oElecting to exercise rights accrued under a corporate action based on existing holdings (e.g., rights issues and tender offers, stock dividends/bonus issues, stock splits, spin offs)
oExercise of physically or cash settled listed options, i.e. instrument that offers the buyer the right, but not the obligation to buy (call option) or sell (put option) the underlying asset at an agreed upon price during a certain period of time or on a specific date or warrants. i.e. financial instrument that gives the holder the right, but not the obligation, to buy from an issuer its securities at a certain price before expiration warrants
oConversion, for example of convertible bonds, or loans
Examples of pre-clearable and non-pre-clearable personal transactions can be found here.
—ensure that their Related Parties follow the restrictions applicable to the Employee
3.5.Investment Restrictions for covered Employees:
Employees who are classified as ‘full personal account dealing applicable: ‘yes‘ in their ETRA profile
(‘covered Employees’) are prohibited from:
― trading any financial instruments of companies/issuers involved in pending transactions that have been publicly announced where DB Group has a role and about which DB Group may have, or appear to have, Inside Information listed on the ‘Restricted List‘
― participating in initial public offerings (‘IPOs’) where DB Group is involved
Employees who are classified as ‘full personal account dealing applicable: ‘yes‘ in their ETRA profile
(‘covered Employees’) must:
― ensure that their Related Parties follow the restrictions applicable to the Employee
3.6.Holding Periods
Employees who are classified as ‘full personal account dealing applicable: ‘yes‘ in their ETRA profile
(‘covered Employees’) must:
― hold any financial instrument that requires preclearance for a minimum of 30 calendar days on a ‘last in first out (‘LIFO’) basis. Covered Employees cannot enter into a sell transaction for a financial instrument in any Self-Directed Trading Account until they have held the latest purchase for the required minimum holding period
― ensure that their Related Parties follow the restrictions applicable to the Employee
3.7.Investment Restrictions for Covered Employees in the Origination and
Advisory Unit of the Investment Bank
Employees who are classified as ‘full personal account dealing applicable: ‘yes‘ in their ETRA profile
(‘covered Employees’) in the Origination and Advisory Unit of the Investment Bank (excluding
Employees who are designated as both ‘client public’ and ‘DB public’) must:
― not purchase equities, bonds, warrants, any other financial instruments issued by a listed company, or third-party products referencing such instruments, or any related derivatives
(‘single name listed company instruments’) within self-directed trading accounts, including:
oExchange traded products ‘ETPs’, i.e. exchange traded notes (ETNs’) and exchange traded funds (ETFs’), with a basket of securities/assets which has 20 constituents or fewer (narrow based ETPs’) containing any single name listed company instruments
oParticipation in IPOs (initial public offerings)
oListed instruments issued by an entity that is unlisted
Employees who are classified as ‘full personal account dealing applicable: ‘yes‘ in their ETRA profile
(‘covered Employees’) in the Origination and Advisory Unit of the Investment Bank (excluding
Employees who are designated as both ‘client public’ and ‘DB public’) must:
― refer to the Personal Account Dealing Procedure – Deutsche Bank Group for guidance on permissible transactions.
― ensure that their Related Parties follow the restrictions applicable to the Employee
3.8.Investment Restrictions for Covered Employees involved in Foreign
Exchange (FX)
Employees who are classified as ‘full personal account dealing applicable: ‘yes‘ in their ETRA profile
(‘covered Employees’) and who are responsible for sales, structuring or trading of foreign exchange
(‘FX’) products (including spot FX) or who have regular access to client/house FX and/or flow position must:
― not execute FX transactions for currency investment.
Employees who are classified as ‘full personal account dealing applicable: ‘yes‘ in their ETRA profile
(‘covered Employees’) and who are responsible for sales, structuring or trading of foreign exchange
(‘FX’) products (including spot FX) or who have regular access to client/house FX and/or flow position must:
― refer to the Personal Account Dealing Procedure – Deutsche Bank Group for guidance on permissible transactions.
― ensure that their Related Parties follow the restrictions applicable to the Employee
3.9.Investment Restrictions for Covered Employees in Research:
Employees who are classified as ‘full personal account dealing applicable: ‘yes‘ in their ETRA profile
(‘covered Employees’) in Research must:
― hold their self-directed and third party managed Trading Accounts with a broker that has an agreement with DB Group to provide account transaction details direct to DB Group for
Employee trading accounts (‘preferred broker’) unless local regulation prohibits enforcement of this requirement
― not transact in securities that fall within their Global Industry Classification Standard
(“GICS”) Level II sector in both their self-directed and third party managed accounts unless local regulation prohibits enforcement of this requirement
― complete and return a fully executed Certification of Discretionary Investment Authority
(“CDIA”) letter to the Bank that details the GICS Level trading prohibition confirmed by
Research Management
― ensure that their Related Parties follow the restrictions applicable to the Employee
4.Requirements for Business Signatory Officers (BSOs)
Business Signatory Officers must:
― review preclearance requests to consider whether they fall under any prohibitions set out in this policy, or whether there may be any actual or perceived conflicts with the covered
Employee's role at DB Group.
Business Signatory Officers must:
― not review a request where they currently have or are considering making the same investment unless the product or financial instrument is widely traded.
Additional details can be found at https://deutschebank.sharepoint.com/sites/business-signatory-officer-
bso.
5.Glossary
TermDefinition
Broad Based ETPAn Exchange Traded Product with a basket of securities/assets which has 21 constituents or more
Business Allocation PlanDocuments the allocation of responsibilities amongst the members of the
Management Board of DB AG
Business Signatory
Officer (BSO)
(Client) Confidential
Information
Contingent Worker
Resource (CWR)
The primary
BSO role is
automatically assigned in ETRA by the banks Group Directory and is generally the first supervisor (of corporate title of Vice President or higher) in the supervisory structure of the Employee. This role can be reassigned or delegated in the ETRA system. Additional guidance for BSOs can be found here
Client Confidential Information means all information:
― received from clients (including prospective and former clients); and/or
― obtained about clients from counterparties and other external parties that is not in the public domain, for which there is a reasonable expectation, based in contract, or under the rules of the markets in which DB operates, or under regulation or law, or otherwise, that the information will remain confidential.
A Contingent Worker Resource is a member of the workforce who does not have an employer-employee legal relationship with DB Group. These individuals were often formerly known as “externals”. CWR includes non-employees engaged through a third party and are captured in the HR System as they have System /
Facility Access
DB AGDeutsche Bank AG including its branches and representative offices
DB GroupDB AG and Legal Entities in which DB AG (directly or indirectly) holds an equity or voting capital share of more than 50% or controls them legally otherwise
DB SharesDB common stock or equity, DB bonds, or any other product (e.g. a warrant) with
DB common stock or DB bonds as the underlying financial instrument.
DWSDWS Group GmbH & Co KGaA and/or its group affiliates
DWS SharesDWS common stock, equity, bonds or other products with DWS common stock or bonds as the underlying instrument
EmployeeAny individual with an employment contract directly with a Legal Entity of DB
Group
Employee ComplianceThe Compliance function that is responsible for the assessment of Personal
Transactions
Employee ConflictsThe team under the Conflicts office that is responsible for the assessment of PITs
Family MemberSpouse, civil partner, domestic partner, children, stepchildren, parent, parent-in-
law, sibling, sibling in-law, grandparent, aunt, uncle, nephew or niece.
Inside Information-Information of a precise nature, which has not been made public, relating, directly or indirectly, to one or more issuers or to one or more financial instruments, and which, if it were made public, would be likely to have a significant effect on the prices of those financial instruments or on the price of related derivative financial instruments.
—similar information concerning commodity derivatives (including underlying spot commodity contracts) and emission allowances
(including auction products based on them) is also Inside Information.
—for Employees charged with executing orders concerning financial instruments, inside information also includes similar information conveyed by a client relating to that client’s pending orders in financial instruments, commodity derivatives and / or emissions allowances; and
—in some cases, draft investment research produced by DB’s Research department in respect of the subject issuers or instruments.
Legal EntityDB AG and / or any of its Subsidiaries
Management BoardGoverning body of DB AG responsible for managing DBAG
Narrow Based ETPAn Exchange Traded Product with a basket of securities/assets which has 20 constituents or fewer
Open End Mutual FundA collective fund of diverse investments that does not have any restriction on the number of shares it can issue and is typically issued to the public. Examples include non-ETP Open Ended Investment Company (OEIC) and Société
d'investissement à Capital Variable (SICAV).
Personal TransactionAny purchases, sales or transfers (including gifts, received or given) of any financial instrument that is publicly traded, effected by or on behalf of the
Employee or their Related Parties, or over which the Employee or their Related
Parties have beneficial ownership.
Personal Investment
Transaction (PIT)
A PIT is a financial investment or product that is either not listed or, if listed, cannot be traded on any exchange. It includes all hedge funds, other unlisted funds (excluding Open End Mutual Funds), private equity, direct investment in their own or a third party’s business, starting a personal business or investing capital in a business of any sort. Loans to or investments in the individual’s own sole proprietorship are excluded.
Red FlagA marker (with a score of 1-3) issued to an in-scope Employee for each relevant violation of Red Flag-relevant bank policies and processes, as identify by the Red
Flags Category Owner.
Related Parties
All Countries
Related Parties
US, CA, EMEA, DE, UK

Spouses,
domestic
partners, or
spousal
Spouses, domestic partners or spousal equivalents i.e. persons who cohabitates with another individual and have a relationship generally equivalent to that of a spouse, e.g., live in fiancé or partner.
― Spouses, domestic partners, or spousal equivalents, i.e. persons who cohabitates with another individual and have a relationship generally equivalent to that of a spouse, e.g., live in fiancé or partner.
― Children or stepchildren for whom the covered Employee provides financial assistance (solely or jointly with others) for general living expenses
― Any Family Members of the covered Employee who have resided in the same household for at least one year
Related Parties
APAC
Any Family Member for whom the covered Employee provides financial assistance (solely or jointly with others) for general living expenses
Restricted ListThe Restricted list is a list of issuers involved in pending transactions that have been publicly announced where DB Group has a role and about which DB Group may have, or appear to have, Inside Information
(DB) SponsorThe legal or functional manager of an employee or the assignment sponsor for
CWRs
Trading AccountAny account (including any individual sub-account) that has the ability to hold or execute a Personal Transaction in financial instruments in Third Party
Managed Accounts and Self-Directed Trading Accounts
UnitRefers to the organisational areas within DB Group, such as corporate divisions and infrastructure functions, as per the DB Business Allocation Plan
6.List of Annexes and Attachments
Annex 1:APAC Region Country Specific Requirements…15
Annex 2:UKI Region Country Specific Requirements…17
Annex 3:EMEA Region Country Specific Requirements…18
  Annex 4:  Americas Region Country Specific Requirements…      20
Annex 1:APAC Region Country Specific Requirements

Policy Section	Japan Local Content	Deviation/ Additional Requirement
2.1	Employees must not: •trade in any derivatives, and •execute margin transactions.	Additional Requirement

Policy Section	India Local Content	Deviation/ Additional Requirement
3.2.3
Employees who are classified as ‘full personal account dealing applicable:
yes‘ in their ETRA profile (‘covered Employees’) must:
―take note that the following accounts do not require disclosure:
oCustody or depository accounts (e.g. DEMAT accounts in India) that the Covered Employees use solely to hold (and not transact
in) financial instruments. If a Covered Employee intends to use the custody or depository account to transact in financial instruments which require pre-clearance (eg. applying for IPOs or performing transactions relating to single name securities) without using a linked Trading Account held with a broker, then that custody or depository account requires disclosure before such transaction can take place.
Deviation
3.6
Employees who are classified as ‘full personal account dealing applicable:
yes‘ in their ETRA profile (‘covered Employees’) of Deutsche Equities India
Private Limited, Deutsche Investments India Private Limited and all branches of DB AG, and who are designated as ‘client private’ or ‘client public’ at
‘Director’ level and above, as well as who are wall-crossed/deal-logged for a particular deal/transaction must:
•hold any financial instruments listed on an Indian stock exchange for 6 months, and
•not do a trade or transaction which involves buying or selling any number of shares of a company and within 6 months, trading or transacting in an opposite transaction involving sell or buy following the prior transaction (‘contra-trade’)
Additional Requirement
2.6 & 3.4
Members of the Board of Directors must:
•disclose their Holdings when joining DB
•and request additional trade preclearance from India Local Compliance if they wish to acquire shares in a Company above the regulated threshold
Additional Requirement
N/A	Chairperson of the Board of Directors must not: •have a substantial interest in any other company or firm	Additional Requirement

3.4	Committee Members of the DB AG India Executive Committee and DB AG Management Board members must: •disclose existing holdings in listed securities (equities only) when joining	Additional Requirement
2.6 & 3.4	Head of India Compliance must: •review any match between any India Executive Committee or DB AG Management Board members holding list and loan exposure list escalated to them	Additional Requirement

•review any request of a new investment made by an India Executive
Committee or DB AG Management Board members
•decline any new investment request if the investment amount exceeds the amount paid up which exceeds five lakhs of rupees or ten percent of the paid-up capital of the company, whichever is less.

Policy Section	South Korea Local Content	Deviation/ Additional Requirement
3.2
Employees who are classified as ‘full personal account dealing applicable:
yes‘ in their ETRA profile (‘covered Employees’) in Deutsche Bank AG, Filiale
Seoul who engage in “financial investment business” as defined in the
Financial Investment Services and Capital Markets Act (FSCMA), and
Employees who are classified as ‘full personal account dealing applicable:
yes‘ in their ETRA profile (‘covered Employees’) in Deutsche Securities Korea
Co. must:
•hold a single trading account with a broker located in South Korea only.
Additional Requirement
3.4
Employees who are classified as ‘full personal account dealing applicable:
yes‘ in their ETRA profile (‘covered Employees’) in Deutsche Bank AG, Filiale
Seoul who engage in “financial investment business” as defined in the
Financial Investment Services and Capital Markets Act (FSCMA), and
Employees who are classified as ‘full personal account dealing applicable:
yes‘ in their ETRA profile (‘covered Employees’) in Deutsche Securities Korea
Co. must:
•execute all trading activity via this single account
Additional Requirement

Policy Section	Malaysia Local Content	Deviation/ Additional Requirement
3.4
Employees who are dealing in the wholesale financial markets, incl. traders and salespersons of the treasury division must not:
•deal with dealers from other institutions who are dealing for their personal accounts instead of dealing for their employing institutions
Additional Requirement

Policy Section	Singapore Local Content	Deviation/ Additional Requirement
3.2.3
Employees who are classified as ‘full personal account dealing applicable:
yes‘ in their ETRA profile (‘covered Employees’) must:
―take note that the following accounts do not require disclosure:
1.Custody or depository accounts (e.g. central depository (CDP)
accounts in Singapore) that the Covered Employees use solely to hold (and not transact in) financial instruments. If a Covered
Employee intends to use the custody or depository account to transact in financial instruments which require pre-clearance (eg.
applying for IPOs or performing transactions relating to single name securities) without using a linked Trading Account held with a broker, then that custody or depository account requires disclosure before such transaction can take place.
Deviation
3.4	Employees who are classified as ‘full personal account dealing applicable: yes‘ in their ETRA profile (‘covered Employees’) who are registered as financial advisory representatives must not:	Additional Requirement

invest in, or hold any interest in, any money lending business or in any business of an international market agent or of an estate agent.

Policy Section	China Local Content	Deviation/ Additional Requirement
2.6
An Employee holding an appointment as a Board Director or Senior
Executive (President, EVP, COO, CFO, CRO, CIO, CCO, Head of Audit,
Branch Manager, Deputy Branch Manager, Branch Compliance Officer) of
DB China must:
-ensure they and their immediate family members are not concurrently:
(a)jointly with the shareholders controlled by them holding (directly and indirectly) 5% or more of the shares in DB China; and
(b)the total credit limit extended by DB China does not exceed the net value of the shares in DB China controlled by them.
For these purposes, "immediate family members" shall mean spouse, parents, children, siblings, paternal grandparents, maternal grandparents, paternal grandchildren, and maternal grandchildren.
Additional Requirement
2.6	Employees are prohibited from “operating a business”. This would include the employee having any form of influence over a company’s operations/ decision-making	Additional Requirement
2.6 & 3.2.2
Employees with fund qualification certificate and whose names are publicized on the official website of the Asset Management Association of
China must:
•report their fund investments to the new employer within 15 working days from the date of commencement of new job.
Additional Requirement

2.6 & 3.2.2
Employees with fund qualification certificate and whose names are publicized on the official website of the Asset Management Association of
China must:
•declare the name, time, price, quantity of units, fee rates, etc.
of the funds they invested to their employer within five working days from the date of fund investment in a true, accurate and complete manner.
Additional Requirement
2.6.1 & 3.5
Employees with fund qualification certificate and whose names are publicized on the official website of the Asset Management Association of
China must:
•hold securities for no less than 3 months; the securities shall not be sold, redeemed, or converted into other fund shares. The aforesaid term limits shall not apply to the investment in money market funds and other cash management instruments.
•hold funds for no less than 6 months
Additional Requirement
Annex 2:UKI Region Country Specific Requirements:

Policy Section	United Kingdom (UK)	Deviation/ Additional Requirement
3.3
Employees working in UK are not required to seek preclearance approval for Personal Transactions of their Related Parties, provided the covered
Employee has no prior knowledge of the Personal Transaction and the
Personal Transaction is not executed on behalf of the covered Employee or within a Trading Account in the Covered Employee’s sole or joint name.
Deviation
Annex 3:EMEA Region Country Specific Requirements:
Deviations Applicable to all EU Countries:

Policy Section	EU Countries	Deviation/ Additional Requirement
3.2
Employees working in EU countries do not need to disclose their Related
Parties’ trading accounts, unless the covered Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a personal transaction (‘beneficial ownership’)
Deviation
3.3
Employees working in EU countries are not required to seek preclearance approval for Personal Transactions of their Related Parties, provided the covered Employee has no prior knowledge of the Personal Transaction and the Personal Transaction is not executed on behalf of the Covered
Employee or within a Trading Account in the Covered Employee’s sole or joint name.
Deviation
Country Specific Requirements:

Policy Section	Austria Local Content	Deviation/ Additional Requirement
2.6
Employees working in Austria do not need to disclose their Related
Parties’ Private Investment Transactions, unless the Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a Private Investment
Transaction (‘beneficial ownership’).
Deviation

Policy Section	Germany	Deviation/ Additional Requirement
2.6
Employees working in Germany do not need to disclose their Related
Parties’ Private Investment Transactions, unless the Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a Private Investment
Transaction (‘beneficial ownership’).
Deviation
2.6	Employees working in Germany do not need to disclose Cooperative shares with a total value less than €5,000 (Euros Five Thousand), regardless of the type of industry.	Deviation
3.2.3
Employees who are classified as ‘full personal account dealing applicable:
yes‘ in their ETRA profile (‘covered Employees’) must:
―take note that the following accounts do not require disclosure:
oV-L accounts (Vermögenswirksame - Leistungen Depots)
Deviation

Policy Section	Italy Local Content	Deviation/ Additional Requirement
2.5
Employees working in Italy do not need to disclose their Related Parties’
Private Investment Transactions, unless the Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a Private Investment Transaction
(‘beneficial ownership’).
Deviation

Policy Section	Luxembourg Local Content	Deviation/ Additional Requirement
2.5
Employees working in Luxembourg do not need to disclose their Related
Parties’ Private Investment Transactions, unless the Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a Private Investment Transaction (‘beneficial ownership’).
Deviation

Policy Section	Russia	Deviation/ Additional Requirement
2.6
Employees working in Russia do not need to disclose their Related Parties’
Private Investment Transactions, unless the Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a Private Investment Transaction
(‘beneficial ownership’).
Deviation
2.6 & 3.1	Employees working in Russia must contact Employee Compliance or Employee Conflicts as applicable for information on how to submit their disclosures and pre-clearance requests	Deviation
3.2
Employees working in Russia do not need to disclose their Related Parties’
trading accounts, unless the covered Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a personal transaction (‘beneficial ownership’).
Deviation

Policy Section	Spain Local Content	Deviation/ Additional Requirement
2.6
Employees working in Spain do not need to disclose their Related Parties’
Private Investment Transactions, unless the Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a Private Investment Transaction
(‘beneficial ownership’).
Deviation

Policy Section	Saudi Arabia Local Content	Deviation/ Additional Requirement
N/A	Employees working in Deutsche Securities Saudi Arabia (DSSA) must: •sign a hard copy of the personal account dealing notice when joining	Additional Requirement
3.2	Employees working in Deutsche Securities Saudi Arabia (DSSA) must: •obtain written approval from Compliance prior to opening a brokerage account with a third-party broker	Additional Requirement

Policy Section	Switzerland Local Content	Deviation/ Additional Requirement
2.6
Employees working in Switzerland do not need to disclose their Related
Parties’ Private Investment Transactions, unless the Employee has influence or control, any trading authority, investment discretion or the
Deviation

opportunity to directly or indirectly profit from a Private Investment Transaction (‘beneficial ownership’).
3.2
Employees working in Switzerland do not need to disclose their Related
Parties’ trading accounts, unless the covered Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a personal transaction (‘beneficial ownership’).
Deviation
3.2
Members of the Deutsche Bank Swiss Board of Directors (DBS BoD) who are
not employed by Deutsche Bank Group (outside directors) must:
disclose relevant accounts in a dedicated form to Deutsche Bank Swiss
(DBS) Compliance on request and,
Additional Requirement
3.2.2
Members of the Deutsche Bank Swiss (DBS) Board of Directors (BoD) who
are not employed by Deutsche Bank Group (outside directors) must:
•provide an anonymized copy of trade confirmations and
account statements of relevant accounts upon request to
DBS Compliance to enable Compliance spot checks
Additional Requirement
3.3
Employees working in Switzerland are not required to seek preclearance approval for Personal Transactions of their Related Parties, provided the covered Employee has no prior knowledge of the Personal Transaction and the Personal Transaction is not executed on behalf of the Covered
Employee or within a Trading Account in the Covered Employee’s sole or joint name.
Deviation
Annex 4:Americas Region Country Specific Requirements:

Policy Section	Brazil	Deviation/ Additional Requirement
2.6
Employees working in Brazil do not need to disclose their Related Parties’
Private Investment Transactions, unless the Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a personal transaction (‘beneficial ownership’).
Deviation
3.2
Employees working in Brazil do not need to disclose their Related Parties’
trading accounts, unless the covered Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a personal transaction (‘beneficial ownership’)
Deviation

Policy Section	Mexico	Deviation/ Additional Requirement
2.6
Employees working in Mexico do not need to disclose their Related Parties’
Private Investment Transactions, unless the Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a personal transaction (‘beneficial ownership’).
Deviation
3.2
Employees working in Mexico do not need to disclose their Related Parties’
trading accounts, unless the covered Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a personal transaction (‘beneficial ownership’)
Deviation

Policy Section	Colombia	Deviation/ Additional Requirement
2.6
Employees working in Colombia do not need to disclose their Related
Parties’ Private Investment Transactions, unless the Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a personal transaction
(‘beneficial ownership’).
Deviation
3.2
Employees working in Colombia do not need to disclose their Related
Parties’ trading accounts, unless the covered Employee has influence or control, any trading authority, investment discretion or the opportunity to directly or indirectly profit from a personal transaction (‘beneficial ownership’)
Deviation

Policy Section	U.S. Local Content	Deviation/ Additional Requirement
2.1	US Employees must not: •participate in IPOs	Additional Requirement
3.2
US Employees must:
•disclose any self-directed and/or third party managed trading accounts
(including any individual sub-account and those that are empty/
dormant) that have the ability to hold or execute a personal transaction in financial instruments over which they or their Related Parties have influence or control, any trading authority or investment discretion, as well as those over which they or their Related Parties have the opportunity to directly or indirectly profit from a Personal Transaction
(‘beneficial ownership’), whether held in their own name or the name of another person/entity, within 30 days of joining the bank
•maintain self-directed trading accounts with a broker that has an agreement with DB Group to provide account transaction details direct to DB Group for Employee trading accounts (‘preferred broker’)
•US Employees must:
•either transfer account holdings to a preferred broker or liquidate the account, with preclearance where required, and subsequently close the account within the timeframe set by Compliance, if they hold a self-
directed trading account with a non-preferred broker
Details of preferred brokers can be found here
Additional Requirement